                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ____________


                                 Form 8-K

                                 ____________


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)     December 31, 1999
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                        CADMUS COMMUNICATIONS CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



             Virginia                0-12954          54-1274108
---------------------------------  -----------   ----------------------
(State or other jurisdiction of    (Commission   (I.R.S. Employer
 incorporation or organization)    File Number)  Identification Number)


6620 West Broad Street, Suite 240, Richmond, Virginia       23230
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  (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code  (804) 287-5680
                                                    --------------

Item 5.   Other Events.

On February 2, 2000, Cadmus Communications Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1 with respect to second quarter financial results. C. Stephenson Gillispie, Jr., chairman, president and chief executive officer, Bruce V. Thomas, executive vice president and chief operating officer, and David E. Bosher, vice president, treasurer and chief financial officer, read the prepared remarks attached hereto as Exhibit 99.2 on a conference call with analysts, shareholders, prospective investors, and other interested parties. Information in these documents relating to Cadmus' future prospects and performance are "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to:
(1) the effective execution of the restructuring plan and the successful integration of recent acquisitions, (2) continuing competitive pricing in the markets in which the Company competes, (3) the gain or loss of significant customers or the decrease in demand from existing customers, (4) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (5) changes in the Company's product sales mix, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, (8) the ability of the Company to operate profitably and effectively with higher levels of indebtedness, and (9) the ability to retain key employees and managers in light of lower-than-planned incentives and benefits.



Item 7.  Exhibits.

       Exhibit 99.1    Press Release
       Exhibit 99.2    Prepared Remarks from Conference Call

                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on

February 3, 1999.


  CADMUS COMMUNICATIONS CORPORATION


  By:   /s/ C. Stephenson Gillispie, Jr.
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            C. Stephenson Gillispie, Jr.
            Chairman, President, and Chief Executive Officer

                                 Exhibit Index


  Exhibit


99.1  Press Release
99.2  Prepared Remarks from Conference Call